Exhibit 99.1

Butterfly Network Reports Second Quarter 2022 Financial Results

Record Revenue with Momentum in Both Domestic and International Markets

GUILFORD, Conn., and NEW YORK, August 3, 2022 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter ended June 30, 2022, and provided a business update.

Highlights

●	Reported total revenue of $19.2 million for the second quarter ended June 30, 2022, representing a 16.4% increase from $16.5 million for the second quarter ended June 30, 2021 and a 23% increase sequentially.

●	Baylor Scott & White, in Texas, began a scaled deployment of Butterfly’s Compass software – an initiative that has started within the critical care and emergency departments at Baylor Scott & White Medical Center – Temple, Baylor University Medical Center in Dallas, and Baylor Scott & White Medical Center - Hillcrest in Waco.

●	Zebra Medical, a leading medical device manufacturer and distributor largely serving the fields of oncology, pain management, and dialysis, is now a distribution partner to bring Butterfly to healthcare professionals in South Africa – for those serving human health as well as animal health.

●	Partnership with Bill & Melinda Gates Foundation (announced in first quarter) to improve maternal and fetal health in Sub-Saharan Africa with Butterfly iQ+ is on track, as we distributed 500 probes to mid-level practitioners in Kenya during the second quarter and 500 probes to be distributed in South Africa in the second half of the year.

●	Continued momentum in veterinary markets through a 4-year partnership with Texas Tech University School of Veterinary Medicine and addition of University of Pennsylvania’s School of Veterinary Medicine to our student program customer list.

●	Working with Yale University, patients at home are using Butterfly to scan their own bladder for bladder volume.

●	Tightly managed our expenses in the quarter, informed by the better understanding of our strategic investment priorities.

●	Implemented a plan for future cost savings of approximately $3 million per month when fully implemented, giving us an extended cash runway.

“This past quarter has been an important one for our progress and trajectory as an organization. Not only are we piloting the growth of a truly disruptive technology, we’re also at the heart of our evolution as a young public company – continuing to build upon the changes we made last year in how we operate, innovate and bring value to the healthcare ecosystem,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “Our team is laser-focused on making Butterfly Easy, Everywhere and Economical, embodied in a well-defined strategy to help us deliver our value to the global healthcare ecosystem.” Fruchterman continued, “These three core principles are how we will drive adoption and realize our vision. Mindful of what matters most to our customers and the long-term success of Butterfly, we were able to reduce our expenses in the quarter, informed by a better understanding of our strategic investment priorities.”

“To ensure our ability to achieve the Company’s mission at scale we also have adopted a plan to extend our cash runway,” Fruchterman added.  “This plan includes improved efficiencies and targeted reductions in our workforce, aligned to our strategic priorities.  The talent and mission-driven dedication of our team has made these decisions challenging on a personal level, but I am confident these changes strengthen our position to capture the value of our market leading innovation and set us up for a future where Butterfly is the standard of care, everywhere.”

The Company is reiterating its full year revenue guidance in the range of $83 to $88 million and increasing its Adjusted EBITDA guidance to a loss of $155 to $145 million from a loss of $195 to $175 million to reflect the impact of our capital preservation plan.

Second Quarter 2022 Financial Results

Second quarter total revenue increased 16.4% to $19.2 million from $16.5 million in the second quarter of 2021. Product revenue increased 3.2% to $13.4 million from $13.0 million in the second quarter of 2021. Subscription revenue increased 65.3% to $5.8 million from $3.5 million in the second quarter of 2021.

Gross profit for the second quarter of 2022 was $10.6 million, compared to gross profit of $8.2 million in the second quarter of 2021. Adjusted gross profit was $11.2 million for the second quarter of 2022, compared to an adjusted gross profit of $8.3 million in the second quarter of 2021.

Total gross margin for the quarter was 55.0%, compared to 49.8% in the second quarter of 2021. Adjusted gross margin was 58.5%, compared to 50.2% in the second quarter of 2021.

Total operating expenses for the quarter were $59.0 million, compared to $44.9 million in the second quarter of 2021, representing an increase of 31.4% primarily due to higher payroll expenses and incremental investment in our research & development and business infrastructure compared to the second quarter of 2022.

Net loss for the second quarter of 2022 was $35.8 million, compared to a net loss of $2.9 million during the second quarter of 2021. Adjusted EBITDA was a loss of $37.8 million during the second quarter of 2022, compared to a loss of $28.5 million in the second quarter of 2021.

Cash and cash equivalents were $310.8 million as of June 30, 2022.

A reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the three months ended June 30, 2022 and 2021, is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the second quarter 2022 financial results and provide a business update is scheduled for August 3, 2022, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing +1(844) 200-6205 (U.S.) or +1 (929) 526-1599 (Outside U.S.) and referencing Access Code: 741669. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit, and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business, including issues relating to Omicron or other variants; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz
hgetz@butterflynetinc.com

Media
Holly Spring

781.888.8219

hspring@butterflynetwork.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue:
Product	$13,429	$13,012	$24,443	$22,608
Subscription	5,786	3,501	10,346	6,350
Total revenue	$19,215	$16,513	$34,789	$28,958
Cost of revenue:
Product	6,799	7,858	12,947	13,506
Subscription	1,844	435	2,927	814
Total cost of revenue	$8,643	$8,293	$15,874	$14,320
Gross profit	$10,572	$8,220	$18,915	$14,638
Operating expenses:
Research and development	$23,220	$17,088	$46,843	$32,804
Sales and marketing	16,438	10,540	31,640	20,347
General and administrative	19,369	17,279	38,419	51,920
Total operating expenses	59,027	44,907	116,902	105,071
Loss from operations	$(48,455)	$(36,687)	$(97,987)	$(90,433)
Interest income	$260	$607	$270	$846
Interest expense	—	(7)	—	(645)
Change in fair value of warrant liabilities	12,805	33,458	17,968	87,570
Other income (expense), net	(388)	(262)	(488)	(895)
Loss before provision for income taxes	$(35,778)	$(2,891)	$(80,237)	$(3,557)
Provision for income taxes	23	51	41	75
Net loss and comprehensive loss	$(35,801)	$(2,942)	$(80,278)	$(3,632)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.18)	$(0.02)	$(0.40)	$(0.02)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	199,399,356	192,180,141	199,200,909	149,286,700

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$310,802	$422,841
Accounts receivable, net	12,691	11,936
Inventories	65,587	36,243
Current portion of vendor advances	16,784	27,500
Prepaid expenses and other current assets	19,647	13,384
Total current assets	$425,511	$511,904
Property and equipment, net	28,577	14,703
Non-current portion of vendor advances	12,168	12,782
Operating lease assets	22,981	24,083
Other non-current assets	7,400	8,493
Total assets	$496,637	$571,965
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,518	$5,798
Deferred revenue, current	15,572	13,071
Accrued purchase commitments, current	18,119	5,329
Accrued expenses and other current liabilities	24,998	25,631
Total current liabilities	$62,207	$49,829
Deferred revenue, non-current	6,954	5,476
Warrant liabilities	8,261	26,229
Accrued purchase commitments, non-current	1,410	14,200
Operating lease liabilities	30,422	27,690
Other non-current liabilities	694	850
Total liabilities	$109,948	$124,274
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at June 30, 2022 and December 31, 2021; 172,816,532 and 171,613,049 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	17	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at June 30, 2022 and December 31, 2021; 26,426,937 shares issued and outstanding at June 30, 2022 and December 31, 2021	3	3
Additional paid-in capital	894,162	874,886
Accumulated deficit	(507,493)	(427,215)
Total stockholders’ equity	$386,689	$447,691
Total liabilities and stockholders’ equity	$496,637	$571,965

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(80,278)	$(3,632)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,190	915
Non-cash interest expense on convertible debt	—	389
Stock-based compensation expense	18,015	28,035
Change in fair value of warrant liabilities	(17,968)	(87,570)
Other	137	498
Changes in operating assets and liabilities:
Accounts receivable	(909)	(1,979)
Inventories	(29,344)	(21,113)
Prepaid expenses and other assets	(3,493)	(6,352)
Vendor advances	11,330	(3,519)
Accounts payable	(2,437)	(11,088)
Deferred revenue	3,979	4,501
Change in operating lease assets and liabilities	1,118	(722)
Accrued expenses and other liabilities	(569)	1,708
Net cash used in operating activities	$(98,229)	$(99,929)

Cash flows from investing activities:
Purchases of marketable securities	—	(692,514)
Sales of marketable securities	—	202,000
Purchases of property and equipment, including capitalized software	(11,578)	(1,829)
Net cash used in investing activities	$(11,578)	$(492,343)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	810	11,686
Net proceeds from equity infusion from the Business Combination	—	548,403
Payment of loan payable	—	(4,366)
Other financing activities	(101)	(52)
Net cash provided by financing activities	$709	$555,671
Net (decrease) increase in cash, cash equivalents and restricted cash	$(109,098)	$(36,601)
Cash, cash equivalents and restricted cash, beginning of period	426,841	60,206
Cash, cash equivalents and restricted cash, end of period	$317,743	$23,605

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$19,215	$16,513	$34,789	$28,958
Cost of revenue	8,643	8,293	15,874	14,320
Gross profit	$10,572	$8,220	$18,915	$14,638

Gross margin	55.0%	49.8%	54.4%	50.5%

Add:
Depreciation and amortization	677	72	1,103	160
Warranty liability policy change	—	—	—	(560)
Adjusted gross profit	$11,249	$8,292	$20,018	$14,238

Adjusted gross margin	58.5%	50.2%	57.5%	49.2%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss	$(35,801)	$(2,942)	$(80,278)	$(3,632)
Interest income	(260)	(607)	(270)	(846)
Interest expense	—	7	—	645
Change in fair value of warrant liabilities	(12,805)	(33,458)	(17,968)	(87,570)
Other expense, net	388	262	488	895
Provision for income taxes	23	51	41	75
Stock based compensation	9,285	7,738	18,015	28,035
Depreciation and amortization	1,350	456	2,190	915
CEO transition costs	—	—	—	5,398
Warranty liability policy change	—	—	—	(560)
Transaction bonus	—	—	—	1,653
Adjusted EBITDA	$(37,820)	$(28,493)	$(77,782)	$(54,992)